Exhibit 99.2

                        UNOCAL FIRST QUARTER 2005 SUMMARY
        For a reconciliation of adjusted after-tax earnings refer to the
                       Earnings Release and Tables titled
     "Net Earnings and Adjusted After-Tax Earnings by Business Segment" and
                  "Adjusted After-Tax Earnings Reconciliation"

                                                         Million
                                                        --------
Total Reported First Quarter 2005 Net  Earnings         $     454   $1.66/ Share
--------------------------------------------------------------------------------

Special Items
         Gain on Sale of Assets                               (24)
         Environmental & Litigation                            11

First Quarter 2005 Adjusted Earnings                    $     441   $1.62/ Share
--------------------------------------------------------------------------------

Mean Analyst estimate dated April 25, 2005                          $1.37/ Share
--------------------------------------------------------------------------------

Variance Explanations to;                               $ Million
Fourth  Quarter 2004 Adjusted Earnings                        313   $1.17/ Share

North America
         United States E&P                                    +77
            Lower Dry Hole Expense                      +36
            Higher Liquids Prices                       +16
                  ($44.46 vs. $ 39.46)
            Higher Natural Gas Prices                   +19
                  ($ 5.93 vs. $ 5.39)
            Lower Impairments                           +17
            All Other Factors                           -11

         Canada E&P                                           + 4
            Lower Dry Hole Expense                      + 4
            Higher Liquids Prices                       + 3
                  ($ 38.31 vs. $ 35.60)
            Higher Income Tax Expense                   - 3

Asia E&P                                                      +43
            Higher Liquids Prices                       +11
                  ($ 45.50 vs. $ 42.87)
            Lower Cash Expense                          +20
                  ($ 0.91 per BOE)
            Lower Income Tax (Foreign Exchange)         +18
            All Other Factors                           - 6

Other International E&P                                       +16
            Higher Liquids Prices                       + 5
                  ($ 47.57 vs. $ 43.89)
            Lower Dry Hole & Exploration Expense        + 4
            Lower Income Tax & Other Foreign Exch.      + 7

Midstream & Marketing                                         + 9
         Higher Gas Storage & P/L Results

Geothermal                                                    - 5
         Timing of Revenues

 Corporate & Other                                            -16
         Lower Net Interest                             + 5
         Lower Environmental & Litigation               + 4
         Timing of 4Q Items & Other                     -25

First Quarter 2005 Adjusted Earnings                    $     441   $1.62/ Share
--------------------------------------------------------------------------------